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                                                                    EXHIBIT 23.2


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated August 31, 1999 included in Cumetrix Data Systems Corp.'s Form 10-K for the year ended March 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Los Angeles, California
April 11, 2001